Delek Logistics Partners, LP Reports
First Quarter 2014 Results

BRENTWOOD, Tenn., May 6, 2014 (BUSINESS WIRE) -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced financial results for the first quarter 2014. For the three months ended March 31, 2014, Delek Logistics reported net income attributable to all partners of $14.7 million, or $0.59 per diluted limited partner unit. This compares to net income attributable to all partners of $12.2 million, or $0.50 per diluted limited partner unit in the first quarter 2013. Distributable cash flow was $17.0 million in the first quarter 2014, compared to $13.1 million in the prior-year period. Strong results in the first quarter 2014 are attributable to several acquisitions completed during the last year, higher throughput volumes in the SALA Gathering System and strong margins in the west Texas wholesale business.

Uzi Yemin, Chairman and Chief Executive Officer of Delek Logistics' general partner, remarked: “We had a strong start to 2014 and ended the first quarter with a distributable cash flow coverage ratio of 1.6. Our focus on growth over the past year drove a 30 percent year-over-year increase in EBITDA to $20.2 million in the first quarter 2014. In February, we completed the purchase of El Dorado logistics assets which are expected to add approximately $10 million of annual EBITDA. In April, we declared an increase in the quarterly distribution by 2.4 percent sequentially and 10.4 percent on a year-over-year basis. We remain focused on providing growth in both our operations and distributions."

Distribution and Liquidity Update

On April 24, 2014, Delek Logistics declared a quarterly cash distribution for the first quarter of approximately $10.5 million, or $0.425 per unit that is to be paid on May 14, 2014, which equates to $1.70 per unit on an annualized basis. This represents a 2.4 percent increase from the fourth quarter 2013 distribution of $0.415 per unit, or $1.66 per unit on an annualized basis, and a 10.4 percent increase over Delek Logistics’ first quarter 2013 distribution of $0.385 per unit, or $1.54 per unit annualized.

As of March 31, 2014, Delek Logistics had a cash balance of $4.1 million and total debt was $260.5 million. Availability under the $400.0 million credit facility was $126.0 million.

Financial Results

Results in the first quarter benefited from several acquisitions that were completed during the past year, which was the primary factor in improved financial results on a year-over-year basis discussed below. Additional information regarding the acquisitions is discussed in the segment review. For accounting purposes, the expenses from operations prior to the Tyler and El Dorado tank farm and product terminal acquisitions in July 2013 and February 2014, respectively, are attributed to their respective predecessor periods. For purposes of comparison, results discussed in the text of this press release exclude predecessor costs during the respective periods. However, these costs are shown in the financial statements and a reconciliation is provided in the tables attached to this release.

Revenue for the first quarter was $203.5 million and contribution margin was $22.8 million, which compares to revenue of $210.9 million and a contribution margin of $17.2 million in the first quarter 2013. Total operating expenses were $8.5 million compared to $5.9 million in the first quarter 2013. General and administrative expenses were $2.6 million for the first quarter 2014, compared to $1.7 million in the prior-year period. For the first quarter 2014, earnings before interest, taxes, depreciation and amortization, (“EBITDA”) was $20.2 million, which is an increase from $15.5 million in the prior-year period.

Wholesale Marketing and Terminalling Segment

Contribution margin for the Wholesale Marketing and Terminalling segment was $10.0 million in the first quarter 2014, compared to $8.3 million in the first quarter 2013. Contribution from the Tyler, Texas terminal purchased in July 2013, the addition of the North Little Rock, Arkansas terminal purchased in October 2013 and the El Dorado, Arkansas terminal purchased in February 2014 were the primary factors contributing to this increase from the first quarter 2013. In addition, during the first quarter 2014, volume under the east Texas marketing agreement with Delek US of 62,432 barrels per day was higher than the 53,086 barrels per day during the first quarter 2013. During the prior-year period, Delek US' Tyler, Texas refinery underwent maintenance work, which lowered volumes.

In west Texas, throughput was 15,999 barrels per day compared to 16,555 barrels per day in the first quarter 2013. Volume declined on a year-over-year basis primarily due to reduced throughput at the Abilene, Texas terminal because of maintenance work being performed in February and March 2014. The wholesale gross margin per barrel in west Texas was $3.57 and included approximately $1.1 million, or $0.75 per barrel from renewable identification numbers (RINs) generated in the quarter. During the first quarter 2013, the wholesale gross margin per barrel was $3.69 and included $1.8 million from RINs, or $1.18 per barrel. Strong wholesale margins helped offset a lower RINs benefit on a year-over-year basis. On a sequential basis from the fourth quarter 2013, wholesale gross margin improved from $1.24 per barrel, which included approximately $0.7 million or $0.43 per barrel from RINs.

Terminalling throughput volume of 86,600 barrels per day during the quarter increased on a year-over-year basis from 13,836 barrels per day in the first quarter 2013. This increase is primarily due to the acquisition of the Tyler terminal completed in July 2013.

Pipelines and Transportation Segment

The Pipeline and Transportation segment's contribution margin of $12.8 million improved from $8.9 million in the first quarter 2013. This increase is primarily attributed to storage fees associated with the Tyler tank farm purchased in July 2013 and the El Dorado tank farm purchased in February 2014. Also, volume on the SALA Gathering System benefited as Delek US continued to ship and store crude oil while its El Dorado refinery was undergoing a turnaround in January and February. While volumes on the Lion Pipeline System declined on a year-over-year basis due to planned turnaround activity at the El Dorado refinery, fees associated with minimum volume commitments on these pipelines limited the effect of this decline in volume on financial performance. As expected, fees derived from the East Texas Crude Logistics System, which supports the Tyler refinery, continued at minimum contractual levels due to the reconfiguration of a third party pipeline that commenced service on April 1, 2013 to supply crude to this refinery.

Recent Acquisitions

On February 10, 2014, Delek Logistics acquired substantially all of the active tanks comprising a tank farm and the product terminal at the El Dorado refinery from a subsidiary of Delek US for $95.9 million in cash. These assets are expected to contribute at least $10.1 million of EBITDA annually. The tank farm has approximately 2.5 million barrels of aggregate shell capacity and consists of 158 tanks and ancillary assets, including piping and pumps. The product terminal operated at an approximate total throughput of 12,500 barrels per day during the nine months ended September 30, 2013 and has an estimated capacity of 26,700 barrels per day. These assets are located adjacent to and within the El Dorado refinery and will continue to support that operation in the future. In connection with this transaction, among other agreements, an eight year throughput and tankage agreement for the terminal assets, storage tanks and related assets was entered into with a subsidiary of Delek US.

First Quarter 2014 Results | Conference Call Information

Delek Logistics will hold a conference call to discuss its first quarter 2014 results on May 7, 2014 at 9:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com and clicking on the Investor Relations tab. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. For those who cannot listen to the live broadcast, a telephonic replay will be available through August 7, 2014 by dialing (855) 859-2056, passcode 27447884. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.

Investors may also wish to listen to Delek US’ (NYSE: DK) first quarter 2014 earnings conference call on Thursday, May 8, 2014 and review Delek US’ earnings press release. Market trends and information disclosed by Delek US may be relevant to Delek Logistics, as it is a consolidated subsidiary of Delek US. Investors can find information related to Delek US and the timing of its earnings release online by going to www.DelekUS.com.

About Delek Logistics Partners, LP

Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US Holdings, thereby subjecting us to Delek US Holdings' business risks; risks relating to the securities markets generally; risks relating to the age of our assets and operational hazards of our assets including, without limitation, releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the business of Delek Logistics; adverse changes in laws including with respect to tax and regulatory matters and other risks as disclosed in our annual report on Form 10-K, quarterly reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements of Delek Logistics. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof.

Factors Affecting Comparability:

The following tables present financial and operational information for the three months ended March 31, 2014 and 2013. On July 26, 2013, Delek Logistics acquired from Delek US substantially all of the active storage tanks and the product terminal (the "Tyler Assets") at Delek US' Tyler, Texas refinery. On February 10, 2014, Delek Logistics acquired substantially all of the active storage tanks and product terminal located at Delek US' El Dorado refinery (the "El Dorado Assets"). Both the Tyler Assets and El Dorado Assets were accounted for as transfers between entities under common control. Accordingly, the accompanying financial statements of the Partnership have been retrospectively adjusted to include the historical results of the Tyler Assets and El Dorado Assets. For all periods presented through July 26, 2013, the date of the Tyler Asset acquisition, and February 10, 2014, the acquisition date of the El Dorado Assets, the retrospective adjustments were made to the financial statements. The historical results of the Tyler and El Dorado assets, prior to each acquisition date, are referred to as the "Predecessors".

Non-GAAP Disclosures:
EBITDA and distributable cash flow are non-U.S. GAAP supplemental financial measures that management and external users of our combined financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to Delek Logistics' unitholders;

•	Delek Logistics' ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Delek Logistics believes that the presentation of EBITDA and distributable cash flow provide useful information to investors in assessing its financial condition, its results of operations and cash flow its business is generating. EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other companies in its industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see the tables below for a reconciliation of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Three Months Ended March 31,
($ in thousands)	2014(1)	2013(2)
Reconciliation of EBITDA to net income:
Net income	$13,729	$7,271
Add:
Income taxes	147	122
Depreciation and amortization	3,477	3,541
Interest expense, net	1,983	817
EBITDA	$19,336	$11,751

Reconciliation of EBITDA to net cash provided by (used in) operating activities:
Net cash provided by (used in) operating activities	$13,589	$(2,020)
Amortization of unfavorable contract liability to revenue	667	667
Amortization of deferred financing costs	(317)	(188)
Accretion of asset retirement obligations	(120)	(61)
Deferred taxes	5	1
Loss on asset disposals	—	—
Unit-based compensation expense	(58)	—
Changes in assets and liabilities	3,440	12,413
Income taxes	147	122
Interest expense, net	1,983	817
EBITDA	$19,336	$11,751

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$19,336	$11,751
Less: Cash interest expense, net	1,666	629
Less: Maintenance and Regulatory capital expenditures	783	2,649
Less: Capital improvement expenditures	182	1,066
Add: Reimbursement from Delek for capital expenditures	—	310
Less: Income tax expense	147	122
Add: Non-cash unit-based compensation expense	58	—
Less: Amortization of unfavorable contract liability	667	667
Distributable cash flow	$15,949	$6,928

(1) The information presented includes the results of operations of the El Dorado Predecessors. Prior to the El Dorado acquisition on February 10, 2014, the El Dorado Predecessors did not record revenues for intercompany terminalling and storage services.

(2) The information presented includes the results of operations of the Tyler and El Dorado Predecessors. Prior to the Tyler acquisition on July 26, 2013 and the El Dorado acquisition on February 10, 2014, the Predecessors did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Delek Logistics Partners, LP	El Dorado Terminal and Tank Assets (1)	Three Months Ended
($ in thousands)		1/1/2014 - 2/10/2014	March 31, 2014
		El Dorado Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$14,672	$(943)	$13,729
Add:
Income taxes	147	—	147
Depreciation and amortization	3,363	114	3,477
Interest expense, net	1,983	—	1,983
EBITDA	$20,165	$(829)	$19,336

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$14,418	$(829)	$13,589
Amortization of unfavorable contract liability to revenue	667	—	667
Amortization of debt issuance costs	(317)	—	(317)
Accretion of asset retirement obligations	(126)	6	(120)
Deferred taxes	5	—	5
Loss on asset disposals	—	—	—
Unit-based compensation expense	(58)	—	(58)
Changes in assets and liabilities	3,446	(6)	3,440
Income taxes	147	—	147
Interest expense, net	1,983	—	1,983
EBITDA	$20,165	$(829)	$19,336

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$20,165	$(829)	$19,336
Less: Cash interest expense, net	1,666	—	1,666
Less: Maintenance and Regulatory capital expenditures	699	84	783
Less: Capital improvement expenditures	89	93	182
Add: Reimbursement from Delek for capital expenditures	—	—	—
Less: Income tax expense	147	—	147
Add: Non-cash unit-based compensation expense	58	—	58
Less: Amortization of unfavorable contract liability	667	—	667
Distributable cash flow	$16,955	$(1,006)	$15,949

(1) The information presented is for the three months ended March 31, 2014, disaggregated to present the results of operations of the El Dorado Predecessor. Prior to the completion of the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Delek Logistics Partners, LP	Tyler Terminal and Tank Assets (1)	El Dorado Terminal and Tank Assets (1)	Three Months Ended March 31, 2013

($ in thousands)		Tyler Predecessor	El Dorado Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$12,204	$(2,835)	$(2,098)	$7,271
Add:
Income taxes	122	—	—	122
Depreciation and amortization	2,352	892	297	3,541
Interest expense, net	817	—	—	817
EBITDA	$15,495	$(1,943)	$(1,801)	$11,751

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$1,980	$(1,923)	$(2,077)	$(2,020)
Amortization of unfavorable contract liability to revenue	667	—	—	667
Amortization of deferred financing costs	(188)	—	—	(188)
Accretion of asset retirement obligations	(35)	(24)	(2)	(61)
Deferred taxes	1	—	—	1
Loss on asset disposals	—	—	—	—
Unit-based compensation expense	—	—	—	—
Changes in assets and liabilities	12,131	4	278	12,413
Income taxes	122	—	—	122
Interest expense, net	817	—	—	817
EBITDA	$15,495	$(1,943)	$(1,801)	$11,751

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$15,495	$(1,943)	$(1,801)	$11,751
Less: Cash interest expense, net	629	—	—	629
Less: Maintenance and Regulatory capital expenditures	933	1,502	214	2,649
Less: Capital improvement expenditures	343	579	144	1,066
Add: Reimbursement from Delek for capital expenditures	310	—	—	310
Less: Income tax expense	122	—	—	122
Add: Non-cash unit-based compensation expense	—	—	—	—
Less: Amortization of unfavorable contract liability	667	—	—	667
Distributable cash flow	$13,111	$(4,024)	$(2,159)	$6,928

(1) The information presented is for the three months ended March 31, 2013, disaggregated to present the results of operations of the Tyler and El Dorado Predecessors. Prior to the completion of the Tyler acquisition on July 26, 2013 and the El Dorado acquisition on February 10, 2014, the Predecessors did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Consolidated Balance Sheets (Unaudited)
	March 31,	December 31,
	2014	2013 (1)

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$4,126	$924
Accounts receivable	31,527	28,976
Accounts receivable from related parties	651	—
Inventory	14,049	17,512
Deferred tax assets	12	12
Other current assets	220	341
Total current assets	50,585	47,765
Property, plant and equipment:
Property, plant and equipment	266,206	265,388
Less: accumulated depreciation	(42,631)	(39,566)
Property, plant and equipment, net	223,575	225,822
Goodwill	10,454	10,454
Intangible assets, net	11,993	12,258
Other non-current assets	4,707	5,045
Total assets	$301,314	$301,344
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$24,577	$26,045
Accounts payable to related parties	—	1,513
Fuel and other taxes payable	5,826	5,700
Accrued expenses and other current liabilities	5,401	6,451
Total current liabilities	35,804	39,709
Non-current liabilities:
Revolving credit facility	260,500	164,800
Asset retirement obligations	3,113	3,087
Deferred tax liabilities	319	324
Other non-current liabilities	5,711	6,222
Total non-current liabilities	269,643	174,433
Equity:
Predecessor division equity	—	25,161
Common unitholders - public; 9,353,240 units issued and outstanding at March 31, 2014 (9,353,240 at December 31, 2013)	185,671	183,839
Common unitholders - Delek; 2,799,258 units issued and outstanding at March 31, 2014 (2,799,258 at December 31, 2013)	(245,393)	(176,680)
Subordinated unitholders - Delek; 11,999,258 units issued and outstanding at March 31, 2014 (11,999,258 at December 31, 2013)	61,736	59,386
General partner - Delek; 492,893 units issued and outstanding at March 31, 2014 (492,893 at December 31, 2013)	(6,147)	(4,504)
Total equity	(4,133)	87,202
Total liabilities and equity	$301,314	$301,344

(1) Includes the historical balances of the El Dorado Terminal and Tank Assets and the Tyler Terminal and Tank Assets.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
	Three Months Ended March 31,

	2014(1)	2013(2)

	(In thousands, except unit and per unit data)
Net sales	$203,527	$210,894
Operating costs and expenses:
Cost of goods sold	172,209	187,860
Operating expenses	9,319	9,081
General and administrative expenses	2,663	2,202
Depreciation and amortization	3,477	3,541
Total operating costs and expenses	187,668	202,684
Operating income	15,859	8,210
Interest expense, net	1,983	817
Net income before income tax expense	13,876	7,393
Income tax expense	147	122
Net income	$13,729	$7,271
Less: Loss attributable to Predecessors	(943)	(4,933)
Net income attributable to partners	14,672	12,204
Comprehensive income attributable to partners	$14,672	$12,204

Less: General partner's interest in net income (2%)	293	244
Limited partners' interest in net income	$14,379	$11,960

Net income per limited partner unit:
Common units - (basic)	$0.60	$0.50
Common units - (diluted)	$0.59	$0.50
Subordinated units - Delek (basic and diluted)	$0.60	$0.50

Weighted average limited partner units outstanding:
Common units - basic	12,152,498	11,999,258
Common units - diluted	12,281,344	12,092,922
Subordinated units - Delek (basic and diluted)	11,999,258	11,999,258

Cash distribution per unit	$0.425	$0.385

(1) The information presented includes the results of operations of the El Dorado Predecessor. Prior to the completion of the El Dorado acquisition on February 10, 2014, our Predecessors did not record revenues for intercompany terminalling and storage services.

(2) The information presented includes the results of operations of the Tyler and El Dorado predecessors. Prior to the completion of the Tyler acquisition on July 26, 2013, and El Dorado acquisitions on February 10, 2014, the Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	El Dorado Terminal and Tank Assets (1)	Three Months Ended
		1/1/2014 - 2/10/2014	March 31, 2014
		El Dorado Predecessor
	(In thousands, except unit and per unit data)
Net Sales	$203,527	$—	$203,527
Operating costs and expenses:
Cost of goods sold	172,209	—	172,209
Operating expenses	8,536	783	9,319
General and administrative expenses	2,617	46	2,663
Depreciation and amortization	3,363	114	3,477
Total operating costs and expenses	186,725	943	187,668
Operating income (loss)	16,802	(943)	15,859
Interest expense, net	1,983	—	1,983
Net income (loss) before income tax expense	14,819	(943)	13,876
Income tax expense	147	—	147
Net income (loss)	$14,672	$(943)	$13,729
Less: Loss attributable to Predecessors	—	(943)	(943)
Net income attributable to partners	$14,672	$—	$14,672

(1) The information presented is a summary of our results of operations for the three months ended March 31, 2014, disaggregated to present the results of operations of the El Dorado Predecessor. Prior to the completion of the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	Tyler Terminal and Assets (1)	El Dorado Terminal and Tank Assets (1)	Three Months Ended March 31, 2013

		Tyler Predecessor	El Dorado Predecessor
	(In thousands, except unit and per unit data)
Net Sales	$210,894	$—	$—	$210,894
Operating costs and expenses:
Cost of goods sold	187,860	—	—	187,860
Operating expenses	5,862	1,650	1,569	9,081
General and administrative expenses	1,677	293	232	2,202
Depreciation and amortization	2,352	892	297	3,541
Total operating costs and expenses	197,751	2,835	2,098	202,684
Operating income (loss)	13,143	(2,835)	(2,098)	8,210
Interest expense, net	817	—	—	817
Net income (loss) before income tax expense	12,326	(2,835)	(2,098)	7,393
Income tax expense	122	—	—	122
Net income (loss)	$12,204	$(2,835)	$(2,098)	$7,271
Less: Loss attributable to Predecessors	—	(2,835)	(2,098)	(4,933)
Net income attributable to partners	$12,204	$—	$—	$12,204

(1) The information presented is a summary of our results of operations for the three months ended March 31, 2013, disaggregated to present the results of operations of the Tyler Predecessor and the El Dorado Predecessor (the "Predecessors"). Prior to the completion of the Tyler acquisition on July 26, 2013 and the El Dorado acquisition on February 10, 2014, the Predecessors did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2014 (1)	2013 (2)

Cash Flow Data
Net cash provided by (used in) operating activities	$13,589	$(2,020)
Net cash used in investing activities	(965)	(3,715)
Net cash (used in) provided by financing activities	(9,422)	1,263
Net increase (decrease) in cash and cash equivalents	$3,202	$(4,472)

(1) Cash flows include the historical cash flows of the El Dorado Terminal and Tank Assets.
(2) Adjusted to include the historical cash flows of the El Dorado Terminal and Tank Assets and the Tyler Terminal and Tank Assets

Delek Logistics Partners, LP
Segment Data (unaudited)
(In thousands)
	Three Months Ended March 31, 2014 (1)
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$20,268	$183,259	$203,527
Operating costs and expenses:
Cost of goods sold	1,126	171,083	172,209
Operating expenses	6,999	2,320	9,319
Segment contribution margin	$12,143	$9,856	21,999
General and administrative expenses			2,663
Depreciation and amortization			3,477
Operating income			$15,859
Total assets	$236,560	$64,754	$301,314

Capital spending
Maintenance capital spending	$824	$51	$875
Expansion capital spending	77	13	90
Total capital spending (2)	$901	$64	$965

(1) The information presented includes the results of operations of the El Dorado Predecessor. Prior to the El Dorado acquisition, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

(2) Capital spending includes expenditures of $0.2 million incurred in connection with the assets acquired in the El Dorado acquisition.

	Three Months Ended March 31, 2013 (1)
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Net sales	$13,537	197,357	$210,894
Operating costs and expenses:
Cost of goods sold	—	187,860	187,860
Operating expenses	7,414	1,667	9,081
Segment contribution margin	$6,123	$7,830	13,953
General and administrative expenses			2,202
Depreciation and amortization			3,541
Operating income			$8,210
Total assets	$184,928	$100,517	$285,445

Capital spending
Maintenance capital spending	$3,178	$194	$3,372
Expansion capital spending	338	5	343
Total capital spending (2)	$3,516	$199	$3,715

(1) The information presented includes the results of operations of our Predecessors. Prior to the Tyler acquisition and the El Dorado acquisition, our Predecessors did not record revenues for intercompany terminalling and storage services.

(2) Capital spending includes expenditures of $2.4 million incurred in connection with the assets acquired in the Tyler and El Dorado acquisition.

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor - El Dorado Storage Tank Assets 1/1/2014 - 2/10/2014	Three Months Ended March 31, 2014
Net sales	$20,268	$—	$20,268
Operating costs and expenses:
Cost of goods sold	1,126	—	1,126
Operating expenses	6,318	681	6,999
Segment contribution margin	$12,824	$(681)	$12,143

Total capital spending	$724	$177	$901

	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor - El Dorado Terminal Assets 1/1/2014 - 2/10/2014	Three Months Ended March 31, 2014
Net sales	$183,259	—	$183,259
Operating costs and expenses:
Cost of goods sold	171,083	—	171,083
Operating expenses	2,218	102	2,320
Segment contribution margin	$9,958	$(102)	$9,856

Total capital spending	$64	$—	$64

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor - Tyler Storage Tank Assets	Predecessor - El Dorado Storage Tank Assets	Three Months Ended March 31, 2013
Net sales	$13,537	$—	$—	$13,537
Operating costs and expenses:
Cost of goods sold	—	—	—	—
Operating expenses	4,621	1,475	1,318	7,414
Segment contribution margin	$8,916	$(1,475)	$(1,318)	$6,123

Total capital spending	$1,128	$2,073	$315	$3,516

	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor - Tyler Terminal Assets	Predecessor - El Dorado Terminal Assets	Three Months Ended March 31, 2013
Net sales	$197,357	$—	$—	$197,357
Operating costs and expenses:
Cost of goods sold	187,860	—	—	187,860
Operating expenses	1,241	175	251	1,667
Segment contribution margin	$8,256	$(175)	$(251)	$7,830

Total capital spending	$148	$8	$43	$199

Delek Logistics Partners, LP
Segment Data (Unaudited)

	Three Months Ended March 31,
Throughputs (average bpd)	2014 (1)	2013

Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	24,644	45,018
Refined products pipelines to Enterprise Systems	31,773	43,359
SALA Gathering System	23,113	22,130
East Texas Crude Logistics System	11,031	51,147

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	62,432	53,086
West Texas marketing throughputs (average bpd)	15,999	16,555
West Texas marketing margin per barrel	$3.57	$3.69
Terminalling throughputs (average bpd)	89,924	13,836

(1) The information presented includes the results of operations of the El Dorado Predecessor. Volumes for all periods presented include both affiliate and third-party throughput.

Delek Logistics Partners, LP
Segment Data (Unaudited)

	Delek Logistics	El Dorado Terminal and Tank Assets (1)	Three Months Ended
Throughputs (average bpd)	Partners, LP	1/1/14 - 2/10/2014	March 31, 2014
		El Dorado Predecessor
Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	24,644	—	24,644
Refined products pipelines to Enterprise Systems	31,773	—	31,773
SALA Gathering System	23,113	—	23,113
East Texas Crude Logistics System	11,031	—	11,031

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	62,432	—	62,432
West Texas marketing throughputs (average bpd)	15,999	—	15,999
West Texas marketing margin per barrel	$3.57	$—	$3.57
Terminalling throughputs (average bpd)	86,600	7,298	89,924

(1) The information presented includes the results of operations for the three months ended March 31, 2014, disaggregated to present the results of the El Dorado Terminal and tank Assets through February 10, 2014.

U.S. Investor / Media Relations Contact
Keith Johnson
Vice President of Investor Relations
615-435-1366
or
Chris Hodges
Founder & CEO
Alpha IR Group
312-445-2870